 Filed Pursuant to 424(b)(2)

Registration Statement on Form SB-2

SEC File No. 333-139991

PROSPECTUS

1,300,000 SHARES

JPG ASSOCIATES, INC.

COMMON STOCK

As of May 1, 2007, we had 10,000,000 shares of our common shares outstanding.

This is a resale prospectus for the resale of up to 1,300,000 shares of our common stock by the selling stockholders listed in this prospectus. Our largest shareholder, John P. Greeley, our president, is registering 703,900 shares (or approximately 54% of the shares being registered). We will not receive any proceeds from the sale of the shares.

Our common stock is not traded on any public market. There is currently no public or established market for our shares. Consequently, our selling shareholders, each of whom are deemed to be underwriters will not be able to sell their shares in any organized market place and may be limited to selling their shares privately . Accordingly, an investment in our Company is an illiquid investment.  While a market maker has agreed to file a Rule 211 application with the NASD so as to be able to quote our common stock in the Over-the-Counter Bulletin Board (“OTCBB”), such efforts may not be successful (i.e., no assurance that our shares will be quoted) and owners of our common stock may not have a market in which to sell the shares. Even if the common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

Our auditors indicated that there is significant uncertainty about our ability to continue as a going concern in their report on our financial statements. Despite the fact that we have limited financial resources, we are not a blank check company, and we have no current intention of engaging in any merger or acquisition. There have been no discussions concerning a merger of any kind, and we have not authorized anyone to have such preliminary discussions on our behalf.

In October 2006 we sold 600,000 shares of our common stock in a private placement at $.001 per share to 39 individuals. The price per share was determined by our board of directors so as to be equal to the par value per share ($.001). See also “Certain Relationships and Related Transactions.”

Selling stockholders, each of whom are deemed to be underwriters will sell their shares at a fixed price of $.01 per share for the duration of the offering

This offering will terminate on the earlier of the:

a)

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or

b)

date on which all shares offered by this prospectus have been sold by the selling stockholders.

Investing in our common stock involves very high risks.  See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May 11, 2007.

PROSPECTUS SUMMARY

About JPG Associates, Inc.

JPG Associates, Inc. was incorporated under the laws of the State of Nevada on May 24, 2006 succeeding the unincorporated business conducted by our founder since June 2005.  We are a consulting firm. Our mission is to provide financial and strategic and operational management consulting to small companies and not-for-profit entities. Our principal function is to assist clients establish operations in a manner that minimizes costs and ensures collections of revenues in a timely manner.

JPG Associates, Inc. has limited financial resources and has not established a source of equity or debt financing. In addition, JPG has not established a source of ongoing revenue and has a limited backlog of revenue-producing engagements. Our auditors indicated that there is significant uncertainty about our ability to continue as a going concern in their report on our financial statements for the fiscal year ended September 30, 2006. Our engagements have not been covered by written agreements and could be canceled at any time. None have renewal commitments.

Management of JPG has no current intention of engaging in any merger or acquisition. There have been no discussions concerning a merger, and we have not authorized anyone to have such preliminary discussions on our behalf.

We may refer to ourselves in this prospectus as “JPG”, “we,” or “us.” All references to our operations include all of our operations since our inception as an unincorporated entity in June 2005. Our principal executive offices are located at 846 Glendale Road, Wilbraham, MA  01095, and our telephone number is 413-596-6767.

The Offering

The shares being offered for resale by the selling stockholders identified herein consist of 13% of the common shares outstanding.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	1,300,000

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market	None

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus or of any sale of our securities.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	September 30, 2006	December 31, 2006
		(unaudited)

Current assets	$ 27,280	$ 5,128

Total assets	27,280	5,128

Current liabilities	33,706	8,027

Stockholders’ equity (deficit)	(6,426)	(2,899)

Income Statement Data:	Periods ended September 30,		Period ended December 31,
(unaudited)
	2006	2005	2006	2005
Revenue	$ 94,825	$ 13,111	$ 29,400	$ 21,504
Operating expense	$ 110,651	$ 13,111	$ 26,473	$ 20,831
Net income (loss)	$ (15,826)	$ -0-	$ 2,927	$ 673
Weighted average number of shares outstanding	9,400,000	9,400,000	10,000,000	9,400,000
Income (loss) per share	$ *	$ *	$*	$*

* Less than $.01 per share.

Note - Basic income (loss) per common share has been calculated assuming that the capital structure resulting from JPG’s incorporation in Nevada in May 2006 had taken place as of the first day of the first period presented. JPG commenced business as an unincorporated business in June 2005.

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks related to our business

1.

JPG has too limited of an operating history to permit investors to make reasonable evaluations based on past history and performance.

JPG commenced operations in June 2005. Substantially all of our revenue has been derived from a very limited number of projects, some of which involved a related party. We have insufficient operating history upon which an evaluation of our future performance and prospects can be made.

JPG cannot be certain that our business strategy will be successful or that we will ever be able to maintain or significantly increase revenue generating activities. Furthermore, JPG believes that it is possible that we may continue to incur operating losses and negative cash flow in the future.

2.

JPG has limited financial resources and our auditors’ report on our financial statements indicates that there is significant uncertainty about our ability to continue as a going concern which may make it more difficult for us to raise capital or other financing. Absent financial resources we will be unable to undertake programs designed to expand our business.

JPG has limited financial resources and has not established a source of equity or debt financing. In addition, JPG has not established a source of ongoing revenue and has a limited backlog of revenue-producing engagements. Our auditors indicated that there is significant uncertainty about our ability to continue as a going concern in their report on our financial statements for the fiscal year ended September 30, 2006 which may make it more difficult for us to raise capital. We will require additional revenue or funding to provide cash of $50,000 to $100,000 to enable our president the opportunity and time to seek additional engagements and engage independent subcontractors to assist in performing the work to be performed in order for us to grow.

If we are unable to generate revenue or obtain financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may have to substantially curtail or terminate our operations. To date, no JPG officer, director, affiliate or associate has had any preliminary contact or discussions with, nor are there any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction referred to herein or otherwise.

3.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. On occasion our board of directors may attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of shares of our stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (74,000,000) but un-issued (64,000,000) shares of common stock. In addition, if a trading market develops for our common stock (of which there can be no assurance), we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of JPG.

4.

JPG is and will continue to be completely dependent on the services of our founder and president, John P. Greeley, the loss of whose services would likely cause our business operations to cease.

JPG’s business strategy is completely dependent upon the knowledge, reputation and business contacts of John P. Greeley, our president. If we were to lose the services of Mr. Greeley, it is unlikely that we would be able to continue conducting our business plan even if some financing is obtained.

Our chief executive officer and sole employee, John P. Greeley, is entirely responsible for the execution of our business. He is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason before we have hired qualified additional personnel, our operations are likely to fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who has the knowledge and local business contacts to develop our business along the lines described in this prospectus. We will fail without Mr. Greeley or an appropriate replacement(s). We intend to acquire “key–man” life insurance on the life of Mr. Greeley naming us as the beneficiary when and if we obtain the resources to do so, and Mr. Greeley remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.

5.

We will need additional, qualified personnel in order to expand our business. Without additional personnel, we will not be able to expand our business.

Expanding our business entails increasing the number of clients served and projects performed. To increase these numbers, we will need to have sufficient resources to enable our president to have the time necessary to identify and solicit the business. We will also have to engage independent contractors to assist in completing the engagements. There are no assurances that we will ever obtain sufficient levels of cash to provide our president with the resources necessary to identify and solicit significantly greater number of engagements. Even if we obtained new engagements, no assurances can be given that we will be successful in engaging qualified independent contractors to permit us to perform the required work effectively and complete the engagement in a timely manner.

6.

We may face damage to our professional reputation or legal liability if our future clients are not satisfied with our services.

As a consulting service firm, we depend and will continue to depend to a large extent on referrals and new engagements from our clients and will attempt to establish a reputation for high–caliber professional services and integrity to attract and retain clients. As a result, if a client is not satisfied with our services, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Moreover, if we fail to meet our obligations, we could be subject to legal liability or loss of client relationships. Our engagements will typically include provisions to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be enforceable in all cases. Accordingly, no assurances can be given that we will retain clients in the foreseeable future.

7.

Our future engagements with clients may not be profitable.

When making proposals for engagements, we plan to estimate the costs and timing for completing the engagements with such estimates intended to reflect our best judgment.  Any increased or unexpected costs or unanticipated delays in connection with the performance of these engagements, including delays caused by factors outside our control, could make these engagements less profitable or unprofitable, which would have an adverse effect on our profit margin.

In addition, as consultants, a client will typically retain us on an engagement–by–engagement basis, rather than under long–term contracts, and a substantial majority of our contracts and engagements may be terminated by the client with short notice and generally without significant penalty. Furthermore, because large client engagements may involve multiple engagements or stages, there is a risk that a client may choose not to retain us for additional stages of an engagement or that a client will cancel or delay additional planned engagements. These terminations, cancellations or delays could result from factors unrelated to our work product or the progress of the project, but could be related to business or financial conditions of the client or the economy generally. When contracts are terminated, we lose the associated revenues and we may not be able to eliminate associated costs in a timely manner.

8.

Substantially all of our revenue was derived from a limited number of engagements, none of which are or were performed under written or other noncancelable agreements.

Substantially all of our revenue has been derived from a limited number of engagements, much of which is associated with related parties. During the periods ended September 30, 2006 and 2005, we performed engagements for the following clients:

	2006		2005
Customer	Revenue	%	Revenue	%

Sno Search/Snow & Sail Sports	$43,325	45.69	$13,111	100.00
Universal PreK (Springfield, MA)	38,900	41.02	-	-
RJ Greeley, Inc.	12,000	12.65	-	-

Total	$94,225	99.37	$13,111	100.00

During the three-month periods ended December 31, 2006 and 2005, we performed engagements for the following clients:

	2006		2005
Customer	Revenue	%	Revenue	%

Sno Search/Snow & Sail Sports	$-	-	$9,504	44.20
Universal PreK (Springfield, MA)	25,100	85.37	-	-
RJ Greeley, Inc.	-	-	12,000	55.80
Snow Sports, Inc.	4,300	14.63
Total	$29,400	100.00	$21,504	100.00

Our president, John P. Greeley, was a director for Snow & Sail Sports, Inc. through August 2006. The principal owner of RJ Greeley, Inc. is John P. Greeley’s brother. Snow Sports is controlled by the same individual as controlled Snow & Sail Sports, Inc., but our president has no management or ownership affiliation.

Our engagements have not been covered by written or other noncancelable agreements and all could be terminated by the client at any time. In addition, there are no agreements for extensions or to receive additional engagements from any of these clients. If engagements are terminated by clients or if we do not receive additional engagements from these clients, there can be no assurances that we will receive comparable engagements from any other clients. If we do not receive comparable clients, we may be unable to continue in business. See BUSINESS and MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION for further information about the work that we do under these engagements.

9.

Our revenues and operating results fluctuate significantly from quarter to quarter, which may cause our stock price to decline.

We perform a limited number of engagements. Therefore, we may complete no engagements or very small engagements in a particular quarter. In those quarters we will report little, if any, revenues and significant operating losses. Investors may feel uncomfortable with this trend which will reduce the price and liquidity of our shares, if a trading market ever develops, of which here can be no assurances.

10.

The ability of our president to control our business limits minority shareholders’ ability to influence corporate affairs.

Our president currently beneficially owns 94% of our outstanding common stock. Upon the completion of this offering, he will beneficially own approximately 87% of our outstanding common stock assuming the sale of all shares being registered by him. Because of his beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and all other business decisions. The minority shareholders would have no way of overriding decisions made by our president. The level of control may also cause the market value of our shares to be lower than it may be without a high level of control.

11.

Mr. Greeley, our president and chief financial officer, has no meaningful accounting or financial reporting education or experience and, accordingly, our ability to timely meet Exchange Act reporting requirements is dependent to a degree upon others.

Mr. Greeley, our president who holds five executive positions with us, including chief financial officer and principal accounting officer, has no meaningful accounting or financial reporting education or experience. He is heavily dependent on advisors and consultants to ensure accurate financial reporting and effective internal controls. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

12.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending September 30, 2008, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2008. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of September 30, 2009. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

13.

We have only two directors which limits our ability to establish effective independent corporate governance procedures and increases the control of our president.

We have only two directors, one of which is our president and chairman. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues.

Until we have a larger board of directors which would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

14.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of ’34 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

Upon becoming a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business and may prevent us from meeting our normal business obligations. If we are not successful in using our status as a public company to use noncash means of settling obligations and compensate independent contractors (both through issuance of negotiated and agreed to number of restricted shares of our common stock), it is likely that we will be unable to undertake the steps necessary to expand our business.  If engagement revenue decreases at the same time that cash is required to meet our public company related expenses, we may have to cease operations absent receipt of some form of debt or equity financing.

Risks Related to Our Common Stock

15.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock which our board has authority to issue without further stockholder action or vote.

We have no committed source of financing. On occasion, our board of directors may attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (74,000,000) but unissued (64,000,000) shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of JPG because the shares may be issued to parties or entities committed to supporting existing management.

16.

Currently there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any trading market for our common stock, and there is currently (and never has been) no public market whatsoever for our securities.  A market maker has agreed to file an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by the NASD commencing upon effectiveness of our Registration Statement of which this prospectus is a part.  There can be no assurances that such market maker’s application will be accepted by the NASD or, if accepted, the time period that will be required for the application process or the prices at which our common stock will trade if a trading market develops, of which there can be no assurance. We are not permitted to file such application on our own behalf. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of JPG and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities.

17.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders as corporate resources may be expended for the benefit of directors.

Our articles of incorporation as amended and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of JPG. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us for the benefit of directors that we will be unable to recoup.

We have been advised that in the opinion of the SEC, this type of indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether  indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors are likely to materially reduce the market and price for our shares, if such a market ever develops.

18.

Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by the NASD (assuming we are qualified to have our shares quoted for trading on the OTCBB). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

SEC Rule 15g-9, establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor (including rescission) in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The above-referenced requirements will create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

Because of these regulations and market abuses, many broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market that may develop and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

19.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses. Real or perceived frauds involving penny stocks can result in legal actions by shareholders or others whose interests have been hurt against those thought to be responsible. These legal actions could name us and/or our directors as defendants. Legal actions of this type would hurt us in several ways. The time and cost needed to defend such a case would seriously limit our ability to conduct our regular business activities. Adverse publicity brought about by a suit, even one not naming us as a defendant, is likely to cause the price of our common stock to decline.

20.

If a market develops for our shares, Rule 144 sales may depress prices in that market.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. After the registration statement, of which this prospectus is a part, becomes effective, 8,696,100 shares held by our president will not be registered but will be subject to resale under Rule 144 commencing in May 2007.  In October 2006 an additional 600,000 shares of our common stock were issued to 39 additional shareholders and 400,000 of such shares will be available to sell pursuant to Rule 144 commencing October 2007.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period (at least one year) may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person during the 90 days preceding sale) after the restricted securities have been held by the owner for a period of two years.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of our common stock in any market that may develop.

21.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.

22.

Provisions of our articles of incorporation and/or Nevada law could deter a change of our management which could discourage or delay offers to acquire us.

Provisions of our articles of incorporation and/or Nevada law may make it more difficult for someone to acquire control of us or for our stockholders to remove existing management, and might discourage a third party from offering to acquire us, even if a change in control or in management would be beneficial to our stockholders. For example, our by-laws provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors.  In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control.

As a Nevada corporation, we are subject to certain provisions of the Nevada Business Corporation Law anti-takeover rules which permit us to inhibit the likelihood of a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which our shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

23.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to adversely affect stockholder voting power and perpetuate their control over JPG.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, par value $ .001 per share.

The specific terms of the preferred stock have not been determined, including:

•

designations;

•

preferences;

•

conversions rights;

•

cumulative, relative;

•

participating; and

•

optional or other rights, including:

o

voting rights;

o

qualifications;

o

limitations; or

o

restrictions of the preferred stock

Our board of directors is entitled to authorize the issuance of up to 1,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion, with no further authorization by security holders required for the issuance thereof.  This form of securities is commonly referred to as “blanket preferred.”

The issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of JPG or make removal of management more difficult. As a result, the board of directors' ability to issue preferred stock may discourage the potential hostility of an acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in, among other things, terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect any market price of, and the voting and other rights of the holders of the common stock. We presently have no plans to issue any preferred stock.

24.

All 1,300,000 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of our registration statement of which this prospectus is a part. Significant sales of these shares over a short or concentrated period of time are likely to depress the market for and price of our shares in any market that may develop.

All 1,300,000 shares of our common stock held by 40 shareholders that are being registered in this offering may be sold subsequent to effectiveness of our registration statement of which this prospectus is a part either at once and/or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

25.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying any dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market which may develop in the future involves a high degree of risk.

USE OF PROCEEDS

In October 2006, we sold 600,000 shares of our common stock to 39 people for $600.  The sale of these shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  Its principal purpose was to get relatives and/ business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders, their families and/or business associates may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 1,300,000 of our 10,000,000 currently outstanding shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

At May 1, 2007, we had 40 shareholders:

Of the total outstanding shares, 9,400,000 shares were issued (on May 25, 2006) to one individual, John P. Greeley, our president and founder.

An additional 600,000 shares were issued to 39 additional shareholders at $.001 per share for $600 in cash, in October 2006.  These stockholders had an opportunity to ask questions of and receive answers from our executive officer and were provided with access to our documents and records in order to verify the information provided.   Each of these 39 shareholders who was not an accredited investor represented that he/she had such knowledge and experience in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description.  All transactions were negotiated in face-to-face or telephone discussions between our executives and the individual purchaser, each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended.  JPG has made a determination that each of such investors are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment. Because of sophistication of each investor as well as, education, business acumen, financial resources and/or position, each such investor had an equal or superior bargaining position in its dealings with JPG.  In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor signed the same form of Investment Letter. A Form of that Investment Letter is filed as Exhibit 10.4 to the registration statement of which this prospectus is a part.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records.

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder’s beneficial ownership of shares of our common stock as of May 1, 2007 and as adjusted to give effect to the sale of the shares offered hereunder.

Selling Security Holders	Shares Owned Before Offering	Shares Being Offered	Number of Shares To Be Owned After Offering	*Percentage To Be Owned After Offering	Relationship to JPG or Affiliates
John P. Greeley	9,400,000	703,900	8,696,100	87%	Chairman and president
Matthew P. Greeley	40,000	39,900	100		Director
Peter Winchell Coupe	5,000	4,900	100		Friend of John P. Greeley
Michael Stephen Coupe	5,000	4,900	100		Son of Peter Winchell Coupe
Katherine Amy Coupe	5,000	4,900	100		Daughter of Peter Winchell Coupe
Anne Marie DeMarche	5,000	4,900	100		Friend of John P. Greeley?
John A. DeMarche III	5,000	4,900	100		Minor son of Anne Marie DeMarche
Kyle Olson DeMarche	5,000	4,900	100		Minor son of Anne Marie DeMarche
Anthony James DeMarche	5,000	4,900	100		Minor son of Anne Marie DeMarche
Michael Reed Farrar	5,000	4,900	100		Friend of John P. Greeley
Judith Maleckas Farrar	5,000	4,900	100		Friend of John P. Greeley
Daniel Reed Farrar	5,000	4,900	100		Minor son of Michael and Judith Farrar
Lawrence J. Greeley	5,000	4,900	100		President’s Brother
Bertha P. Greeley	5,000	4,900	100		President’s Spouse
Jonathan P. Greeley	5,000	4,900	100		President’s Son
Mary-Jo Sierakowski	5,000	4,900	100		President’s Sister
Michael Sierakowski	5,000	4,900	100		President’s Nephew
David Sierakowski	5,000	4,900	100		President’s Nephew
Judith Zaiken	5,000	4,900	100		President’s Sister
Gary Zaiken	5,000	4,900	100		President’s Brother-In-Law
Dana Westlund	5,000	4,900	100		President’s Brother-In-Law
Christopher Westlund	5,000	4,900	100		President’s Nephew
Virginia Page	5,000	4,900	100		President’s Sister-In-Law
Peter W. Hess	5,000	4,900	100		President’s Brother-In-Law
Mary P. Hess	5,000	4,900	100		President’s Sister-In-Law
Andrew P. Hess	5,000	4,900	100		President’s Nephew
Simon Hess	5,000	4,900	100		President’s Nephew
Julie T. Hess	5,000	4,900	100		Simon Hess’ Wife
Caroline E. Hess	5,000	4,900	100		Minor daughter of Simon Hess
Isabella B. Hess	5,000	4,900	100		Minor daughter of Simon Hess
Margaret Page	5,000	4,900	100		President’s Sister-In-Law
William Talbot	5,000	4,900	100		President’s Nephew
Donna Bowmaster	10,000	9,900	100		President’s Nephew (Minor)
Paul F. Tetreault	10,000	9,900	100		Business Associate
Holly Bottega	12,000	11,900	100		Assistant to Mr. Wolff
Keith Barton	13,000	12,900	100		Business Associate
Stephen B. Schneer	15,000	14,900	100		Business Associate
Brian Wolff	25,000	24,900	100		Son of Company Counsel
S. Craig Barton	25,000	24,900	100		Business associate
Gary B. Wolff, Esq.	300,000	299,900	100		Counsel to Company
	10,000,000	1,300,000	8,700,000	87%

*

The total percentage is only indicated if 1% or greater.

None of the Selling Stockholders is a broker/dealer or an affiliate of a broker/dealers.

John P. Greeley, our president, is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering. Mr. Greeley’s current intentions are to remain with us regardless of whether he sells all or a substantial portion of his stockholdings in us.  He nevertheless is offering approximately 7.5% of his shareholder interest, (703,900out of a total of 9,400,000 shares owned by him) in this offering  or approximately 7% of all outstanding common shares) since otherwise sales by him would be restricted to 1% (or 100,000 shares) of all outstanding JPG shares every three months in accordance with Rule 144.  As an officer/control person of JPG, Mr. Greeley may not avail himself of the provisions of Rule 144(k) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the two-year holding period requirement is met.

Selling Stockholders will sell their shares at a fixed price of $.01 per share for the duration of the offering and thereafter at prevailing market prices, or privately negotiated prices. All non-management selling shareholders received their shares in a private placement in October 2006 for $.001 per share.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement in October 2006. All of our outstanding shares were issued at $.001 per share in October 2006 except for those 9,400,000 shares issued to our president upon incorporation in Nevada.  Accordingly, in determining the offering price, we selected $.01 per share which was the nearest full cent higher than the price per share paid by our 39 other stockholders (excluding our president).

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed or quoted on any public exchange, a market maker has agreed to file an application with the NASD on our behalf to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by the NASD.  There can be no assurances that its application will be accepted by the NASD or, if accepted, the length of time that will be necessary  or prices at which our common stock will trade if a trading market develops, of which there can be no assurance. We are not permitted to file such application on our own behalf. If any application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. The registration statement, of which this prospectus is a part, must be effective in order for our securities to be eligible for quotation on the OTCBB. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no market for our common stock, and an established public market may never develop. A market maker has agreed to file a Rule 211 application with the NASD in order to apply for quotation of our common stock in the Over-the-Counter Bulletin Board, commencing upon the effectiveness of our Registration Statement of which this prospectus is a part, and there can be no assurance as to whether such market maker’s application will be accepted by the NASD or the time period that will required for the application process. Even if the shares of common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no JPG common equity subject to outstanding options or warrants to purchase or securities convertible into common equity of JPG.

The number of shares of JPG common stock that could be sold by our shareholders pursuant to Rule 144 (once we are eligible therefore) is up to 1% of 10,000,000 (i.e., 100,000 shares) each three  months by each JPG shareholder.  Based upon current ownership, such number of shares eligible would be 500,000 shares as follows, 100,000 shares which may be sold by our president, commencing 90 days from the date of this prospectus and an aggregate of 400,000 shares which may be sold by the 39 other shareholders of JPG commencing on or about October 15, 2007.

JPG has agreed to register 1,300,000 shares of the 10,000,000 shares currently outstanding for sale by security holders.

NOTE REGARDING FORWARD–LOOKING STATEMENTS

Certain matters discussed in this prospectus are forward–looking statements. Such forward–looking statements contained in this prospectus involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

our contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy; and

•

the adequacy of our cash resources and working capital.

These forward–looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward–looking statements. You should read statements that contain these words carefully because they:

•

discuss our future expectations;

•

contain projections of our future results of operations or of our financial condition; and

•

state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to predict accurately or over which we have little or no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus.

The forward–looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward–looking statements to reflect subsequent events or circumstances.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Introduction

Our revenues are likely to remain at the same or lower general level until we have sufficient resources to permit our president to seek, identify and solicit more and larger engagements and then to engage qualified independent contractors to perform or assist in the performance of work required under the engagements. We perform a very limited number of engagements, generally one at a time. Mr. Greeley currently performs a substantial portion of the work associated with our engagements, a situation which limits his availability to seek other engagements. We will need a source of funds before Mr. Greeley can devote less time to consulting and more time to seeking new engagements. From a practical perspective, new engagements or other funding sources generating an aggregate increase in cash flow of $50,000 to $100,000 will be needed to permit Mr. Greeley to devote more time to seeking engagements rather than performing consulting engagements himself. No other factor impacts our business more than this. Currently, our principal means of obtaining new engagements relates to Mr. Greeley’s long-time business contacts in Western Massachusetts.

Operations for the periods ended September 30, 2006 and 2005

During the periods ended September 30, 2006 and 2005, we performed engagements for the following clients:

	2006		2005
Customer	Revenue	%	Revenue	%

Sno Search/Snow & Sail Sports	$43,325	45.69	$13,111	100.00
Universal PreK (Springfield, MA)	38,900	41.02	-	-
RJ Greeley, Inc.	12,000	12.65	-	-

Total	$94,225	99.37	$13,111	100.00

Our president, John P. Greeley was a director for Snow & Sail Sports, Inc. until September 2006. The principal owner of RJ Greeley, Inc. is John P. Greeley’s brother. The terms of our services to related party are similar to the terms to unrelated clients.

Our work at Snow & Sail Sports involved assisting it in organizing its day-to day operations.

In 2004, the Massachusetts legislature passed a law creating the Department of Early Care and Education and directed that board to oversee the development of a program of  voluntary, universally accessible, high-quality early childhood education for all pre-school age children in the Commonwealth of Massachusetts. Legislation introduced in the current session calls for the development of community plans by local early education and care councils.  A coalition of organizations (Universal PreK) involved in early education and care in the Springfield community came together to advance Springfield’s readiness to seek and secure funding for initiatives in this area. JPG was engaged to develop a business plan for this coalition. The engagement is ongoing. It is anticipated that over the next years, many Massachusetts communities will seek assistance in developing community plans as the state begins to fund these programs. We believe that these needs will provide us with an opportunity to seek numerous engagements, although no assurance can be given that we will be successful in this respect. The $15,000 balance in unearned income recorded on our balance sheet at September 30, 2006 relates to Universal PreK and was earned prior to December 31, 2006.

None of these engagements are automatically renewable, and we cannot predict the likelihood of receiving engagements from these clients in the future.

Our expenses consisted of:

	2006		2005
	Expense	%	Expense	%

Compensation	$75,936	68.63	$13,013	99.25
Independent contractors/professionals	15,223	13.76
Payroll taxes	12,330	11.14	-	-
Organization costs	619	0.56	-	-
Travel	1,350	1.22	-	-
Office and other	5,193	4.69	98	00.75

Total	$110,651	100.00	$13,111	100.00

Our president performs substantially all of the work on our engagements. He receives compensation when funds are available. There are no contracts. We use independent contractors to assist us in certain instances. The organization costs relate to planning and completing our incorporation process. The organization costs are nonrecurring. All other costs vary based on the number and nature of our engagements.

At the current level of revenues, the impact of one customer or one unusual expense can significantly distort comparisons between periods. The likelihood of distortion caused by one or a small number of events makes it impractical to infer future results based on past activity.

Operations for the three-month periods ended December 31, 2006 and 2005

During the three-month periods ended December 31, 2006 and 2005, we performed engagements for the following clients:

	2006		2005
Customer	Revenue	%	Revenue	%

Sno Search/Snow & Sail Sports	$-	-	$9,504	44.20
Universal PreK (Springfield, MA)	25,100	85.37	-	-
RJ Greeley, Inc.	-	-	12,000	55.80
Snow Sports, Inc.	4,300	14.63
Total	$29,400	100.00	$21,504	100.00

Our president, John P. Greeley, was a director for Snow & Sail Sports, Inc. through August 2006. The principal owner of RJ Greeley, Inc. is John P. Greeley’s brother. Snow Sports is controlled by the same individual as controlled Snow & Sail Sports, Inc., but our president has no management or ownership affiliation.

Our expenses consisted of:

	2006	2005

Revenue	$29,400	$21,504

Costs and Expenses:
Compensation	13,500	19,800
Subcontractor costs	2,600	-
Selling and administrative	10,373	1,031
	26,473	20,831

Net Income	$2,927	$673

All compensation costs were paid to our president. The subcontractor costs in 2006 were incurred in connection with our work on the Universal PreK engagement. The largest portion of selling and administrative costs in 2006 is $6,160 in professional fees.

Liquidity

As of December 31, 2006, we had cash of $5,128. Given our limited staff and level of operations there are no specific trends that define or affect our business or liquidity. Our financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  We commenced operation in June 2005. However, we have not established a level of ongoing revenues sufficient to cover our operating costs to allow us to continue as a going concern. We have an accumulated deficit, a net stockholders’ deficit, a very limited amount of assets, and virtually no backlog of business. As a result of these factors, we have substantial doubt about our ability to continue as a going concern.

JPG does not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. Our auditors indicated that there is significant uncertainty about our ability to continue as a going concern in their report on our financial statements for the fiscal year ended September 30, 2006.

We do not believe that we need funding to continue our operations at our current level because we do not have a capital-intensive business plan, and our fixed cost level is low. Private capital, if sought, will be sought from former business associates of our president or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares to compensate employees/consultants and independent contractors wherever possible. If we are successful in using restricted shares to satisfy operating obligations, it will help our cash flow and possibly enable us to meet some or all of the obligations of being a public company without needing other sources of financing. We believe that operations are generating sufficient cash to continue operations at their current levels for the next 12 months from the date of this prospectus if engagement revenues continue unchanged, of which no assurances can be given.

JPG will pay all costs relating to this offering estimated at $60,000.  This amount will be paid as and when necessary and required or otherwise accrued on the books and records of JPG until we are able to pay the full amount due either from revenues or loans from our president. Such amounts will be recorded as expenses when the specific professional engagements are completed and billed.  Absent sufficient revenues to pay these amounts within three months of the date of this prospectus, our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus that cannot be deferred or satisfied in other ways, including the issuance of restricted shares.  If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when JPG has the financial resources to do so. A formal written arrangement exists with respect to our president’s commitment to loan funds as indicated herein, and accordingly, the agreement between JPG, our president and our counsel (filed as Exhibit 10.2) is binding upon all parties.

Upon becoming a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business and may prevent us from meeting our normal business obligations. If we are not successful in using our status as a public company to use noncash means of settling obligations and compensate independent contractors (both through issuance of negotiated and agreed to number of restricted shares of our common stock), it is likely that we will be unable to undertake the steps necessary to expand our business.  If engagement revenue decreases at the same time that cash is required to meet our public company related expenses, we may have to cease operations absent receipt of some for of debt or equity financing.

Our president has agreed to defer compensation otherwise payable to him so as to permit us to remain viable and meet our expenses if sufficient revenues are not generated.  The written agreement between us and our president is filed as Exhibit 10.3 to our registration statement, of which this prospectus is a part. If compensation is deferred under this agreement, it will be accrued and paid in the future if and when sufficient resources exist to do so. No compensation has been deferred through December 31, 2006.

In October 2006, JPG sold 600,000 shares of its common stock to 39 people for $600.  The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was also intended to get relatives and/ our business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders and their families may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of assistance to us.

Recent Accounting Pronouncements

In June 2003, the Securities and Exchange Commission adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002. Commencing with our annual report for the year ended September 30, 2008, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement

•

of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

•

of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

•

of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

•

that our independent accounting firm has issued an attestation report on management’s assessment of our internal control over financial reporting, which report is also required to be filed

The FASB also issued FASB Statement No. 154 (SFAS 154) which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. It is not believed that this will have an impact on the Company in the foreseeable future as no accounting changes are anticipated.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133, Accounting for Derivatives Instruments and Hedging Activities and SFAS No. 140,  Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that are derivative instruments.  It is not believed that this will have an impact on the Company in the foreseeable future as no accounting changes are anticipated.

Off-Balance Sheet Arrangements

As of May 1, 2007, we had no off-balance sheet arrangements including leases.

Critical Accounting Policies and Estimates

In preparing our financial statements in conformity with accounting principles generally accepted in the United States of America, we must make decisions that impact the reported amounts of assets, liabilities, revenues and expenses, and related disclosures. Such decisions include the selection of the appropriate accounting principles to be applied and the assumptions on which to base accounting estimates. In reaching such decisions, we apply judgments based on our understanding and analysis of the relevant circumstances, historical experience, and actuarial valuations. Actual amounts could differ from those estimated at the time the consolidated financial statements are prepared.

Our significant accounting policies are described in Note 2 to the financial statements.

Seasonality

To date, we have not noted seasonality as a major impact on our business.

BUSINESS

JPG Associates, Inc. was incorporated under the laws of the State of Nevada on May 24, 2006 succeeding the unincorporated business conducted by our founder since June 2005.  We are a consulting firm. Our mission is to provide financial and strategic and operational management consulting to small companies and not-for-profit entities. Our principal function is to assist clients to establish operations in a manner that minimizes costs and ensures collections of revenues in a timely manner.

Our target market is small business and nonprofit organizations. We work with these clients to develop business plans and procedures. Our clients are small and have limited numbers of employees. Therefore, we also work in client offices to assist in performing required administrative and management procedures. Our approach is to focus on small and midsized companies that need structure and would benefit from our range of business contacts. We will:

•

work with client executives to develop risk management and business performance strategies. Among the services we intend to provide are strategic consulting with regard to the design and structure of the finance function, particularly restructuring in turnaround situations, acquisition and post-merger integration. This process, which leverages the experience of our president, will help clients to align their companies’ resources and capabilities with their business objectives. Our services will also address pricing and yield management, billing, credit risk and collection effectiveness, lending and debt recovery.

•

work with clients to solve human performance issues that are crucial to their operational success, including recruiting and motivating key employees and management. We will work to provide human resources, knowledge management, and learning and performance management solutions that increase the efficiency and effectiveness of our clients’ employees and operations, while reducing recruiting and training costs.

In some instances, we will function as independent managers or co-managers as we assist the client to establish its own procedures.

Our president has more than 30 years of business experience in Western Massachusetts, including nearly 20 years with Bank of New England, West (from 1972 to 1991)where he held numerous offices, including Senior Vice President and Executive Officer. He performs substantially all necessary procedures on engagements. If he needs assistance, we engage independent contractors known to our president. To date, each engagement has lasted more than six months and been extended as more areas of need were identified by our client. Because our president performs substantially all work on engagements, we tend to perform one engagement at a time and have few engagements each year. We obtain engagements from contacts of our president.

During the periods ended September 30, 2006 and 2005, we performed engagements for the following clients:

	2006		2005
Customer	Revenue	%	Revenue	%

Sno Search/Snow & Sail Sports	$43,325	45.69	$13,111	100.00
Universal PreK (Springfield, MA)	38,900	41.02	-	-
RJ Greeley, Inc.	12,000	12.65	-	-

Total	$94,225	99.37	$13,111	100.00

During the three-month periods ended December 31, 2006 and 2005, we performed engagements for the following clients:

	2006		2005
Customer	Revenue	%	Revenue	%

Sno Search/Snow & Sail Sports	$-	-	$9,504	44.20
Universal PreK (Springfield, MA)	25,100	85.37	-	-
RJ Greeley, Inc.	-	-	12,000	55.80
Snow Sports, Inc.	4,300	14.63
Total	$29,400	100.00	$21,504	100.00

Our president, John P. Greeley, was a director for Snow & Sail Sports, Inc. through August 2006. The principal owner of RJ Greeley, Inc. is John P. Greeley’s brother. Snow Sports is controlled by the same individual as controlled Snow & Sail Sports, Inc., but our president has no management or ownership affiliation.

Our work at Snow & Sail Sports involved assisting it in organizing its day-to day operations. At Universal PreK, we assisted it in developing an overall business plan. None of these engagements are automatically renewable, and we cannot predict the likelihood of receiving engagements from these clients in the future.

We anticipate that we will rely on one or a small number of engagements and clients for the indefinite future. There is no assurance that these clients will provide us with sufficient levels of revenue to generate profits or even to sustain operations.

Competition

Competition in our industry is intense and most of our competitors have greater financial and other resources than do we.  Competition will come from a wide variety of consulting and accounting firms, many of which have more employees, finances and other resources and greater name recognition that do we.  We intend to compete based on the reputation and contacts of our president and the creative and practical approach to services that we offer. Our founder has more than 20 years of experience in providing a variety of consulting services to corporations.

We have no exclusive rights to any technology or procedures.

No assurances can be given that our competitive strategy will be successful.

Employees

At May 1, 2007, we had one employee, John P. Greeley, who devotes fulltime to us. He does not have a contract or employment agreement. We occasionally use independent contractors to assist us. If we obtain additional engagements, we would use independent contractors for the foreseeable future to assist us.

Property

We currently operate out of space located at 846 Glendale Road, Wilbraham, MA 01095, which serves as our principal address and is provided to us by our president. The space is located in a home that also serves as our president’s principal residence.  There is no written lease. No rent has been charged because no portion of the facility is specifically dedicated to us and no incremental costs are incurred because of us.

Litigation

We are not party to any pending, or, to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
John P. Greeley	56	Chairman, president, CEO, CFO, secretary and principal accounting officer
Matthew P. Greeley	25	Director

John P. Greeley has been our president since inception. Since 1990 he has been an independent consultant emphasizing merger and acquisition strategies and analysis and financial and organizational executive management responsibilities. Prior to that, Mr. Greeley spent 20 years in various executive positions with commercial banks including serving in various officer positions with Bank of New England from 1972 to 1991. Mr. Greeley was a director of Snow & Sail Sports, Inc. in 2005 through August 2006.  He is a graduate of Georgetown University.

Matthew P. Greeley became a director in September 2006. He is a regional sales manager for W.B. Mason Company and is the son of John P. Greeley. Matthew P. Greeley is a graduate of Saint Anselm College with a major in Financial Economics.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  Both directors’ terms of office expire on September 30, 2007. All officers are appointed annually by the board of directors and, subject to employment agreements (which do not currently exist) serve at the discretion of the board. Currently, directors receive no compensation.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the JPG board of directors will establish an audit committee and a compensation committee.  The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.

All directors will be reimbursed by JPG for any accountable expenses incurred in attending directors' meetings provided that JPG has the resources to pay these fees.  JPG will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

Pursuant to the October 17, 2006 board of directors’ approval and subsequent stockholder approval, JPG adopted our 2006 Non-Statutory Stock Option Plan (the “Plan”) whereby we reserved for issuance up to 1,500,000 shares of our common stock.  Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service, as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to the 1934 Act Reporting Requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

No options are outstanding under the Plan as of May 1, 2007.

As previously indicated, the board of directors, on October 17, 2006, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of JPG and our subsidiaries, if any.  The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates.  In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants.  We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value.  The board of directors believes that important advantages to JPG are gained by an option program such as the Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and the stockholders on the other.

The principal terms of the Plan are summarized below; however, it is not intended to be a complete description thereof and such summary is qualified in its entirety by the actual text of the Plan, a copy of which has been filed as an exhibit to our registration statement, of which this prospectus is a part.

Summary Description of the JPG Associates, Inc. 2006 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, JPG and our subsidiaries, if any, with additional incentives by increasing their ownership interest in JPG.  Directors, officers and other employees of JPG and our subsidiaries, if any, are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.  Further, NSO’s have two disadvantages compared to ISO’s in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO’s is treated as compensation which is taxed at higher rates than long-term capital gains.

Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately.  Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

a.

decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

b.

extend the NSO period, or

c.

materially increase the benefits accruing to Plan participants, or

d.

materially modify Plan participation eligibility requirements, or

e.

extend the expiration date of the Plan.

Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	1,500,000
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	1,500,000

Executive Compensation

We currently have no formal written salary arrangement with any officer or director.

Long Term Compensation
		Annual Compensation			Awards		Payouts
					Restricted	Securities
	Year			Other	Stock	Underlying	LTIP
Name and	Ended		Bonus	Annual	Award(s)	Options/	Payouts	All Other
Principal Position	Sept 30	Salary ($)	($)	Compensation ($)	($)	SARs (#)	($)	Compensation ($)

John P. Greeley	2006	$75,936	-	-	-	-	-	-
President	2005	$13,013	-	-	-	-	-	-

PRINCIPAL SHAREHOLDERS

As of May 1, 2007, we had 10,000,000 shares of common stock outstanding which are held by 40 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have or to claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of May 1, 2007; of all directors and executive officers of JPG; and of our directors and officers as a group.

Name and Address of Beneficial Owner [1]	Number of Shares Beneficially Owned [2]	Percent of Class
John P. Greeley	9,405,000	94.1
Matthew P. Greeley	40,000	0.4

Officers and Directors as a group ( 2 members)	9,445,000	94.5%

CERTAIN RELTIONSHIPSAND RELATED TRANSACTIONS

We currently operate out of office space located at 846 Glendale Road, Wilbraham, MA 01095 provided by our president. The space is located in a private residence that also serves as our president’s home.  There is no written lease. No rent has been charged because no portion of the facility is specifically dedicated to us and no incremental costs are incurred because of us.

The sole promoter of JPG is our president, John P. Greeley.

During the periods ended September 30, 2006 and 2005, we performed engagements for the following related clients:

	2006		2005
Customer	Revenue	% of Total	Revenue	% of Total

Sno Search/Snow & Sail Sports	$43,325	45.69	$13,111	100.00
RJ Greeley, Inc.	12,000	12.65	-	-

________________________

Our president, John P. Greeley was a director for Snow & Sail Sports, Inc. through August 2006. The principal owner of RJ Greeley, Inc. is John P. Greeley’s brother. We did not

1

The address for each person is 846 Glendale Road, Wilbraham, MA 01095.

2

Unless otherwise indicated, JPG believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised. The number of shares held by John P. Greeley includes 5,000 shares held by his wife, Bertha P. Greeley.

perform any related party engagements for the three months ended December 31, 2006

JPG has entered into written agreements regarding: (i) its president deferring compensation if necessary (Exhibit 10.3); (ii) its president lending funds to it if necessary (Exhibit 10.2).  As of December 31, 2006, no amount was owed to our president. Summaries of Exhibits 10.2 and 10.3 may be found in the “Management’s Discussion and Analysis or Plan of Operation” section of this prospectus. Both of these Exhibits are filed with our registration statement of which this prospectus is a part.

DESCRIPTION OF CAPITAL STOCK

Introduction

  JPG Associates, Inc. was incorporated under the laws of the State of Nevada on May 24, 2006 succeeding the unincorporated business conducted by our founder since June 2005. John P. Greeley was issued 9,400,000 common shares at the date of incorporation. JPG subsequently issued 600,000 shares to 39 additional shareholders.  JPG is authorized to issue 74,000,000 shares of common stock and 1,000,000 shares of preferred stock. Of this amount, there are 64,000,000shares of authorized but unissued common stock and 1,000,000 shares of authorized but unissued preferred stock.

Preferred Stock

JPG’s certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

There are 10,000,000 shares of common stock issued and outstanding at May 1, 2007 held by 40 shareholders. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Authorized but Unissued Capital Stock

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of JPG by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us so long as our shares are considered to be penny stocks.  Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests. These provisions are described below.

Dissenters' Rights. Among the rights granted under Nevada law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Nevada Revised Statutes ("NRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Nevada law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

▪

listed on a national securities exchange,

▪

included in the national market system by the National Association of Securities Dealers, or

▪

held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Nevada law also specifies that shareholders are to have the right to inspect company records (see NRS 78.105). This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of (1) the articles of incorporation, and all amendments thereto, (2) bylaws and all amendments thereto; and (3) a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively. In lieu of the stock ledger or duplicate stock ledger, Nevada law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Control Share Acquisitions. Sections 78.378 to 78.3793 of Nevada law contain provisions that may prevent any person acquiring a controlling interest in a Nevada-registered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of shareholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Nevada law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our annual reports on Form 10-KSB. This form is required to be filed with the Securities and Exchange Commission within 90 days of the close of each fiscal year following the effectiveness of our registration statement of which this prospectus is a part, absent timely request for 15 calendar day extension. You can view these and our other filings at www.sec.gov in the "EDGAR" database.

Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in company shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders' meeting held upon the request and at the expense of the acquiring person. If the acquiring person's shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An "acquiring person" means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. "Controlling interest" means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. "Control shares" means the company's outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

These Nevada statutes do not apply if a company's articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply.

According to NRS 78.378, the provisions referred to above will not restrict our directors from taking action to protect the interests of our Company and its shareholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or shareholders from including stricter requirements in our Articles of Incorporation or Bylaws relating to the acquisition of a controlling interest in the Company.

Our Articles of Incorporation and Bylaws do not exclude us from the restrictions imposed by NRS 78.378 to 78.3793, nor do they impose any more stringent requirements.

Certain Business Combinations. Sections 78.411 to 78.444 of the Nevada law may restrict our ability to engage in a wide variety of transactions with an "interested shareholder." As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our shareholders, particularly to minority shareholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under Section 12 of the 1934 Securities Exchange Act, unless the company's articles of incorporation provide otherwise. By this registration statement, we are registering our common stock under Section 12 of the Exchange Act.

These provisions of Nevada law prohibit us from engaging in any "combination" with an interested stockholder for three years after the interested stockholder acquired the shares that cause him to become an interested shareholder, unless he had prior approval of our Board of Directors. The term "combination" is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the three-year period only if the shareholder receives approval from a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in NRS 78.441-42. For the above provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more shareholders. An "interested stockholder" is defined in NSR 78.423 as someone who is either:

▪

the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or

▪

our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

 The Transfer Agent for our common stock is Action Stock Transfer Company, 7069 S. Highland Drive, Suite 30, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•

on any market that might develop;

•

in transactions other than market transactions;

•

by pledge to secure debts or other obligations;

•

1purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above.

Selling stockholders will sell their shares at a fixed price of $.01 per share for the duration of the offering and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. See below as to when offering terminates.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

________________________

1

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in JPG to a broker-dealer as principal and the broker-dealer is acting as underwriter, JPG will file a post-effective amendment to its registration statement identifying the broker-dealer (underwriter), providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to such registration statement.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act or the Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

Affiliates and/or promoters of JPG who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents.

This offering will terminate on the earlier of the:

c)

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or

d)

date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by the NASD (once and if and when quotation thereon has occurred).  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.   The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities.  Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of our shares of common stock.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide us with “manual” trading exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement, of which this prospectus is a part, is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 805 Third Avenue, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 300,000 shares of our common stock.

EXPERTS

The financial statements of JPG as of September 30, 2006 and the periods ended September 30, 2006 and 2005 included in this prospectus have been audited by  independent registered public accountants and have been so included in reliance upon the report of Mantyla McReynolds, LLC given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for the interim periods ended December 31, 2006 and 2005 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB–2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement.

JPG will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended, once the registration statement, of which this prospectus is a part, becomes effective.  Accordingly, at that time we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1–800–SEC–0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC’s web site at “http:/www.sec.gov.”

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements at no cost to you, by writing or telephoning us at the following address:

JPG Associates, Inc.

846 Glendale Road

Wilbraham, MA 01095

413-596-6767

JPG ASSOCIATES, INC.

FINANCIAL STATEMENTS  INDEX

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

JPG Associates, Inc.

We have audited the accompanying balance sheet of JPG Associates, Inc. as of September 30, 2006 and the related statements of operations, stockholders’ deficit and cash flows for the year ended September 30, 2006 and the period June 1, 2005 (inception) to September 30, 2005. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JPG Associates, Inc., as of September 30, 2006 and the results of its operations and its cash flows for the year ended September 30, 2006 and the period June 1, 2005 (inception) to September 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Mantyla McReynolds LLC

Mantyla McReynolds, LLC

December 31, 2006

Salt Lake City, Utah

JPG Associates, Inc.

Balance Sheet

September 30, 2006

ASSETS

Current Assets:

Cash	$21,180
Accounts receivable	6,100
Total Current Assets	27,280
Total Assets	$27,280

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accrued expenses	$18,706
Unearned income	15,000
Total Current Liabilities	33,706
Total Liabilities	33,706

Stockholders' Deficit:
Preferred stock: $0.001 par value; 1,000,000 shares authorized, no shares issued and outstanding	-
Common stock: $0.001 par value; authorized: 74,000,000 shares; 9,400,000 shares issued and outstanding	9,400
Accumulated deficit	(15,826)
Total Stockholders’ Deficit	(6,426)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$27,280

See Notes to Financial Statements.

JPG Associates, Inc.

Statements of Operations

For the Year Ended September 30 2006 and the Period

from June 1, 2005 (inception) to September 30, 2005

		2006		2005

Revenue (including revenue from related parties of $55,325 and $13,111, respectively)		$94,825		$13,111

Costs and Expenses:
Compensation		75,936		13,013
Selling and administrative (including $10,000 paid to a related party in 2006)		34,715		98
		110,651		13,111

Net Income (Loss)		$(15,826)		$-0-

Basic and diluted income per share	$	*	$	*
Weighted average number of common shares outstanding		9,400,000		9,400,000

*Less than $(.01) per share.

See Notes to Financial Statements.

JPG Associates, Inc.

Statement of Stockholders’ Deficit

For the Year Ended September 30 2006 and the Period

from June 1, 2005 (inception) to September 30, 2005

	Shares	Amount	Accumulated deficit	Total

Balance, June 1, 2005	9,400,000	$9,400	$-	$9,400

Operating results – 2005	-	-	-	-

Balance, September 30, 2005	9,400,000	9,400	-	9,400

Net loss – 2006	-	-	(15,826)	(15,826)

Balance, September 30, 2006	9,400,000	$9,400	$(15,826)	$(6,426)

See Notes to Financial Statements.

JPG Associates, Inc.

Statements of Cash Flows

 For the Year Ended September 30 2006 and the Period from

June 1, 2005 (inception) to September 30, 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(15,826)	$-0-
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Increase in accounts receivable	(6,100)	-
Increase in accrued expenses	18,706	-
Increase in unearned income	15,000	-
Net Cash Provided by Operating Activities	$11,780	$-0-

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	9,400	-0-

INCREASE IN CASH	21,180	-0-

CASH AT BEGINNING OF PERIOD	-	-0-
CASH AT END OF PERIOD	$21,180	$-0-

Supplementary information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See notes to financial statements.

JPG Associates, Inc.

Notes to the Financial Statements

September 30, 2006

NOTE 1 -ORGANIZATION

JPG Associates, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on May 24, 2006 succeeding the unincorporated business conducted by its founder since June 2005.  The Company is a consulting firm. Its mission is to provide financial and strategic and operational management consulting to small companies and not-for-profit entities in the Massachusetts area.

All share and per share amounts in the financial statements and notes assume that the capital structure assumed when the Company became a Nevada corporation was in place as of the first date of the first period presented.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Year-end

The Company has elected a fiscal year ending on September 30.

b.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

c.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

d.  Revenue Recognition

The Company recognizes revenue on engagements when work has been performed and the project or procedures covered by a billing completed satisfactorily. The Company will not undertake contingency contracts wherein income is linked to the completion of activities performed or completed by others.

e.  Impact of New Accounting and Reporting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with the Company’s Annual Report for the year ending September 30, 2008, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and beginning with the Company’s Annual Report for the year ending September 30, 2009, that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-KSB.

The FASB also issued FASB Statement No. 154 (SFAS 154) which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. It is not believed that this will have an impact on the Company in the foreseeable future as no accounting changes are anticipated.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

f.  Net Income (Loss) Per Common Share

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.

g. Accounts Receivable

The Company records an account receivable for revenue earned but not yet collected.  If the Company determines any account to be uncollectible based on significant delinquency or other factors, it is immediately written off.  The allowance for bad debt is based on estimated losses, which is $0 at September 30, 2006.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company commenced operation in June 2005. However, it has not established a level of ongoing revenues sufficient to cover its operating costs to allow it to continue as a going concern. It has negative net worth, a stockholders’ deficit and a limited backlog of business. As a result of these factors, the Company has substantial doubt about its ability to continue as a going concern.  These factors may have potential adverse affects on the Company.

The Company will actively seek new engagements and engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and perform services that do not require cash outlays as a means of financing its operations.   If the Company is unsuccessful in these efforts and cannot obtain new engagements or a source of funding, it may substantially curtail or terminate its operations.

NOTE 4 - STOCKHOLDERS’ EQUITY

The Company was incorporated in May 2006 under the laws of the State of Nevada at which time it issued 9,400,000 shares of common stock.

Preferred Stock

The board of directors may determine, without further vote or action by stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

The Company has no shares of preferred stock issued or outstanding.

NOTE 5 – INCOME TAXES

The Company will account for income taxes under FASB Statement No.109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

At September 30, 2006, the Company has a net operating loss carryforward for Federal income tax purposes of $15,826 that expires in 2026. The full amount of the benefit of $2,374 (15% of net operating loss) associated with the carryforward has been reserved and not recognized because realization of that benefit is less likely than not.

Reconciliation between income taxes at the statutory tax rate (15%) and the actual income tax provision for continuing operations follows:

	2006	2005
Expected Provision (Based on Statutory rates)	$(2,374)	$-
Effect of:
Increase / (Decrease) in valuation allowance	2,374	-
Total Actual Provision	$-	$-

NOTE 6 – CONCENTRATIONS AND RELATED PARTY TRANSACTIONS

During the periods ended September 30, 2006 and 2005, the Company performed engagements for the following clients:

	2006		2005
Customer	Revenue	%	Revenue	%

Sno Search/Snow & Sail Sports	$43,325	45.69	$13,111	100.00
Universal PreK (Springfield, MA)	38,900	41.02	-	-
RJ Greeley, Inc.	12,000	12.65	-	-

Total	$94,225	99.37	$13,111	100.00

Our president, John P. Greeley was a director for Snow & Sail Sports, Inc. through August 2006. The principal owner of RJ Greeley, Inc. is John P. Greeley’s brother.  During the fiscal year ended September 30, 2006, a $10,000 payment was made to RJ Greeley, Inc. for services that were rendered on behalf of the Company on a project that was unrelated to the revenues indicated above.  No amounts were due to or from these parties as of September 30, 2006.  Such services consisted of RH Greeley assisting us in evaluating a potential real estate development project that we had the possibility of entering into.  He did a feasibility study, including a preliminary land survey and wetland exploration and intermittent stream designations.  He then provided a preliminary budget for road development, lot layout, some marketing ideas as well as general project management direction.  The Company decided to pursue a different direction after evaluating all of the information.

As of September 30, 2006 substantially all revenues were derived from services performed for three customers.  The loss of or inability to continue our service relationship with any of these customers may have a significant impact on revenues.  Our market is essentially restricted to personal contacts of our President, John P. Greeley.  This limitation may have a negative impact on operations.  If Mr. Greeley were to leave or become unable to perform his services to the Company, operations may be negatively impacted or terminated.  The Accounts Receivable ($6,100) and Unearned Income ($15,000) on the accompanying balance sheet relate to one customer, Universal PreK.  Should this customer become unable to pay its outstanding balance, we could experience a significant negative impact on our ability to benefit from the accounts receivable.

NOTE 7 – SUBSEQUENT EVENTS

In October 2006, the Company sold 600,000 shares of its common stock to 39 shareholders for $600 in cash.

In October 2006, the Company entered into an agreement with its legal council agreeing to pay for legal fees and expenses associated with this filing in the amount of $40,000 as well as $20,000 in related offering expenses.  If immediate payment cannot be made, the Company agrees to accrue the amount for no longer than 3 months from the date of the Company’s prospectus, at which time it is agreed that the Company’s President, John P. Greeley will provide a non interest bearing unsecured note to the Company to be repaid as the ability to do so arises.

In October 2006, the Company entered into an agreement with its President, John P. Greeley to defer any amount of Mr. Greeley’s compensation necessary for continued Company viability.  In addition, it has been agreed that Mr. Greeley shall provide in the form of an non interest bearing unsecured note, any additional amounts considered necessary for continued Company viability.

Pursuant to the October 17, 2006 board of directors’ approval and subsequent stockholder approval, the Company adopted its 2006 Non-Statutory Stock Option Plan (the “Plan”) whereby it reserved for issuance up to 1,500,000 shares of common stock.  Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service, as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. The Company intends to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once it is eligible to do so.

No options are outstanding under the Plan as of December 31, 2006.

JPG Associates, Inc.

Balance Sheet

December 31, 2006

(unaudited)

ASSETS

Cash	$5,128
Total Assets	$5,128

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accrued expenses	$8,027
Total Current Liabilities	8,027

Stockholders' Deficit:
Preferred stock: $0.001 par value; 1,000,000 shares authorized, no shares issued and outstanding	-
Common stock: $0.001 par value; authorized: 74,000,000shares; 10,000,000 shares issued and outstanding	10,000
Accumulated deficit	(12,899)
Stockholders’ Deficit	(2,899)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$5,128

See Notes to Financial Statements.

JPG Associates, Inc.

Statements of Operations

For the Three Months Ended December 31 2006 and 2005

(unaudited)

		2006		2005

Revenue ( includes revenue from related parties of $-0- and $21,504, respectively)		$29,400		$21,504

Costs and Expenses:
Compensation		13,500		19,800
Subcontractor costs		2,600		-
Selling and administrative		10,373		1,031
		26,473		20,831

Net Income		$2,927		$673

Basic and diluted income per share	$	*	$	*
Weighted average number of common shares outstanding		10,000,000		9,400,000

*Less than $(.01) per share.

See Notes to Financial Statements.

JPG Associates, Inc.

Statements of Cash Flows

For the Three Months Ended December 31 2006 and 2005

(unaudited)

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,927	$673
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Change in net assets	(19,579)	(673)
Net Cash Provided (Used) by Operating Activities	(16,652)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	600	-

INCREASE (DECREASE) IN CASH	(16,052)	-

CASH AT BEGINNING OF PERIOD	21,180	-
CASH AT END OF PERIOD	$5,128	$-

See notes to financial statements.

JPG Associates, Inc.

Notes to the Financial Statements

(unaudited)

1.

BASIS OF PRESENTATION

The accompanying interim financial statements for the three-month periods ended December 31, 2006 and 2005 are unaudited and include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation.  The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year.  These financial statements should be read in conjunction with the information filed as part of the Company’s Registration Statement on Form SB-2, of which this Prospectus is a part.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2.

STOCKHOLDERS’ EQUITY

In October 2006, the Company sold 600,000 shares of its common stock to 39 shareholders for $600 in cash.

Pursuant to the October 17, 2006 board of directors’ approval and subsequent stockholder approval, the Company adopted its 2006 Non-Statutory Stock Option Plan (the “Plan”) whereby we reserved for issuance up to 1,500,000 shares of our common stock.  Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service, as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. The Company intends to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once it is eligible to do so.

No options are outstanding under the Plan as of February 21, 2007.

3.

CONCENTRATIONS AND RELATED PARTY TRANSACTIONS

During the three-month periods ended December 31, 2006 and 2005, the Company performed engagements for the following clients:

	2006		2005
Customer	Revenue	%	Revenue	%

Sno Search/Snow & Sail Sports	$-	-	$9,504	44.20
Universal PreK (Springfield, MA)	25,100	85.37	-	-
RJ Greeley, Inc.	-	-	12,000	55.80
Snow Sports, Inc.	4,300	14.63
Total	$29,400	100.00	$21,504	100.00

The Company’s president, John P. Greeley, was a director for Snow & Sail Sports, Inc. through August 2006. The principal owner of RJ Greeley, Inc. is John P. Greeley’s brother. Snow Sports is controlled by the same individual as controlled Snow & Sail Sports, Inc., but the Company’s president has no management or ownership affiliation.

4.

GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company commenced operation in June 2005. However, it has not established a level of ongoing revenues sufficient to cover its operating costs to allow it to continue as a going concern. It has an accumulated deficit, a net stockholders’ deficit, a very limited amount of assets, and virtually no backlog of business. As a result of these factors, the Company has substantial doubt about its ability to continue as a going concern.

The Company will actively seek new engagements and engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and perform services that do not require cash outlays as a means of financing its operations.   If the Company is unsuccessful in these efforts and cannot obtain new engagements or a source of funding, it may substantially curtail or terminate its operations

This prospectus is part of a registration statement that we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus. No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until August 9, 2007, (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,300,000 Shares

JPG Associates, Inc.

Common Stock

PROSPECTUS

 May 11, 2007

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA

5

RISK FACTORS

6

SELLING STOCKHOLDERS

21

DETERMINATION OF OFFERING PRICE

24

DIVIDEND POLICY

25

MARKET FOR SECURITIES

25

NOTE REGARDING FORWARD–LOOKING STATEMENTS

26

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

27

BUSINESS

33

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

36

PRINCIPAL SHAREHOLDERS

40

CERTAIN RELTIONSHIPSAND RELATED TRANSACTIONS

40

DESCRIPTION OF CAPITAL STOCK

41

PLAN OF DISTRIBUTION

47

LEGAL MATTERS

51

EXPERTS

51

UNAUDITED INTERIM STATEMENTS

51

WHERE YOU CAN FIND MORE INFORMATION